Exhibit 99.15
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Inc. operating segment trade working capital)

% of Annualized Sales#
Monthly Actual (%)
	2007	2008		2009		2010	2011
January		17.8		17.8	*	14.9	14.6
February		17.9		18.0	*	14.5	14.9
March		17.1		17.6	*	13.3	14.9
April		16.7		17.2	*	13.1	14.8
May		16.4		17.3	*	12.4
June		16.5		16.4	*	13.5
July		16.3		15.9	*	13.4
August		15.7		15.2	*	12.9
September		14.6	*	14.1	*	12.1
October	18.5	14.3	*	14.8		12.4
November	18.6	14.7	*	15.0		12.6
December	18.4	16.8	*	15.2		14.4

NOTE:  Data has been adjusted to exclude Ashland Distribution, preceding its sale in March 2011, and includes the historical Hercules businesses, preceding its purchase in November 2008.
* Data has been adjusted to reflect certain revisions within the calculation.

# Selected Working Capital Components - April 30, 2011

Unaudited Data
($ in millions)	Operating		Other
	segments	(a)	components	(b)	Total
Accounts receivable (c)	1,178		65		1,243
Inventories (d)	619		(57)		562
(Less) Trade and other payables	(842)		(472)		(1,314)
Net	955		(464)		491

(a) Represents amounts considered in internal performance metrics applicable to most employees.
(b) Amount relates primarily to items classified within the unallocated and other category.
(c) Accounts receivable is shown net of allowances for doubtful accounts.
(d) Operating segment amount excludes LIFO reserve, which is presented under other components.